Exhibit 99.1

PRESS RELEASE

October 15, 2008

CONTACT:	ECB Bancorp, Inc.
Gary M. Adams/Chief Financial Officer
(252) 925-5525
(252) 925-8491 facsimile
Gary.Adams@ecbbancorp.com

FOR IMMEDIATE RELEASE

ECB Bancorp, Inc. Reports 2008 Third Quarter Financial Results

ENGELHARD, N.C.-ECB Bancorp, Inc. (NASDAQ:ECBE) (“ECB” or the “Company”) today announced its results for the three and nine months ended September 30, 2008.

2008 Third Quarter Financial Highlights

For the three months ended September 30, 2008, net income was $1,009,000 or $0.35 per diluted share which compares to net income for the three months ended September 30, 2007 of $1,335,000 or $0.46 per diluted share.

For the nine months ended September 30, 2008, net income was $3,157,000 or $1.09 per diluted share which compares to net income for the nine months ended September 30, 2007 of $3,544,000 or $1.22 per diluted share.

Other Financial Highlights include:

•	Consolidated assets increased 21.9% to $767,768,000 at September 30, 2008 from $629,679,000 at September 30, 2007.

•	Loans increased 19.1% to $524,337,000 at September 30, 2008 from $440,340,000 at September 30, 2007.

•	Deposits increased 17.4% to $619,019,000 at September 30, 2008 from $527,368,000 at September 30, 2007.

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Net interest income increased 3.5% to $15,777,000 for the nine months ended September 30, 2008 from $15,239,000 a year ago. For the 2008 third quarter, net interest income increased 1.3% to $5,390,000 compared to $5,320,000 for the third quarter of 2007.

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Non-interest income for the nine months ended September 30, 2008 increased 12.0% to $5,430,000 which compares to $4,848,000 for the nine months ended September 30, 2007. For the 2008 third quarter, non-interest income increased 12.2% to $1,775,000 compared to $1,582,000 in the third quarter of 2007.

•	Declared quarterly dividend of $0.1825 per share, or $0.73 per share on an annualized basis, representing a 4.3% increase over our 2007 annualized dividend.

Arthur H. Keeney III, President and CEO stated: “Despite the current national economic situation and the distressed condition of the credit markets and equity markets, The East Carolina Bank remains safe and strong with good asset quality, good liquidity and above average capital levels. We continue to focus on sustainable balance sheet strength and liquidity in addition to the production of a strong, quality net income stream. Moreover, ECB does not have any Fannie Mae or Freddie Mac preferred stock in its investment portfolio.

“Our newest branch in Leland, North Carolina (Brunswick County), which brings our total number of branches to 24, opened in July and is already performing slightly above our expectations. The construction of our 25th branch on Market Street North in Porter’s Neck Township of Wilmington, North Carolina is now scheduled to begin in the fourth quarter and should open in late summer 2009. We will continue to proceed cautiously with our capital expenditures during these economically challenging times and until we see some relief from the continued pressure on our net interest margin.

“With concerns about FDIC insurance, ECB is now offering an innovative new service, Certificate of Deposit Account Registry Service (CDARS), which allows CD customers to have 100% of their CD deposits FDIC-insured up to $50 million. ECB is considered well-capitalized under the FDIC regulatory framework.

“Relative to this year’s financial results, it is important to note that in the second quarter of 2007, ECB modified its allowance for loan losses (“AFLL”) model to more accurately conform to the industry guidance that had been issued by the accounting and regulatory agencies regarding the AFLL. As a result, a one-time credit adjustment of $539,000 was made to the “Provision for Loan Loss” which, in turn, resulted in a negative provision expense of $489,000 and $99,000 respectively for the three and six month periods ended June 30, 2007. The $99,000 negative provision expense continued through the third quarter in 2007 (as no additions were made to the AFLL during that period) and is reflected on the attached financials.

“At September 30, 2008, our non-performing loans to period end loans increased. Management expects any losses on these well collaterized non-performing loans to be minimal. At September 30, 2008, our AFLL to total loans was 0.97% which compares to 0.90% at December 31, 2007 and 0.99% for the period ended September 30, 2007. Net charge-offs to average loans annualized were a modest 0.09% for the nine months ended September 30, 2008.

“We will also continue to monitor our non-interest expenses as cost containment remains one of our principal goals, particularly during this time of continued margin compression. In short, the organization remains focused on asset quality, capital adequacy, liquidity, cost control and quality of earnings. We will also continue with our previously announced stock repurchase plan (up to 5% or 145,000 shares of the Company’s outstanding common stock) authorized by our Board of Directors last month and originally authorized by the Board in the fall of 2007. We continue to feel the stock repurchase authorization is one tool among several that will allow us to manage our capital in the best interests of our stockholders. We believe we remain well positioned for future successes.”

About ECB Bancorp, Inc.

ECB Bancorp, Inc. is a bank holding company, headquartered in Engelhard, North Carolina, whose wholly-owned subsidiary, The East Carolina Bank (the “Bank”), is a state-chartered, independent community bank insured by the FDIC. The Bank provides a full range of financial services through its 24 offices covering eastern North Carolina from Currituck to Ocean Isle Beach and Greenville to Hatteras. ECB also provides mortgages, insurance services through the Bank’s licensed agents, and investment and brokerage services offered through a third-party broker-dealer. The Company’s common stock is listed on The Nasdaq Global Market under the symbol “ECBE”. More information can be obtained by visiting ECB’s web site at www.ecbbancorp.com.

“Safe Harbor Statement” Under the Private Securities Litigation Reform Act of 1995

Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue,” or similar terms or the negative of these terms, or other statements concerning opinions or judgments of the Company’s management about future events. Factors that could influence the accuracy of such forward-looking statements include, but are not limited to pressures on the earnings, capital and liquidity of financial institutions in general, resulting from current and future conditions in the credit and equity markets, the financial success or changing strategies of the Company’s customers, actions of government regulators, the level of market interest rates, weather and similar conditions, particularly the effect of hurricanes on the Company’s banking and operations facilities and on the Company’s customers and the communities in which it does business, changes in general economic conditions and the real estate values in our banking market (particularly changes that affect our loan portfolio, the abilities of our borrowers to repay their loans, and the values of loan collateral). Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this paragraph. The Company has no obligations, and does not intend, to update these forward-looking statements.

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See 3 pages of financial information attached

ECB BANCORP, INC. AND SUBSIDIARY

Consolidated Balance Sheets

September 30, 2008, December 31, 2007 and September 30, 2007

(Dollars in thousands, except per share data)

	September 30, 2008	December 31, 2007*	September 30, 2007
	(unaudited)		(unaudited)
Assets
Non-interest bearing deposits and cash	$15,679	$16,303	$19,900
Interest bearing deposits	1,376	925	876
Overnight investments	20,875	4,775	525

Total cash and cash equivalents	37,930	22,003	21,301

Investment securities
Available-for-sale, at market value (cost of $156,771, $126,616 and $126,491 at September 30, 2008, December 31, 2007, and September 30, 2007, respectively)	154,077	125,888	124,581

Loans	524,337	454,198	440,340
Allowance for loan losses	(5,077)	(4,083)	(4,351)

Loans, net	519,260	450,115	435,989

Real estate & repossessions acquired in settlement of loans, net	697	66	82
Federal Home Loan Bank common stock, at cost	3,859	2,382	1,775
Bank premises and equipment, net	25,250	24,450	24,693
Accrued interest receivable	5,076	4,456	5,020
Bank owned life insurance	8,271	8,030	7,958
Other assets	13,348	6,499	8,280

Total	$767,768	$643,889	$629,679

Liabilities and Shareholders’ Equity
Deposits
Demand, noninterest bearing	$94,308	$95,596	$105,547
Demand, interest bearing	95,238	103,347	97,211
Savings	17,416	18,492	18,187
Time	412,057	308,926	306,423

Total deposits	619,019	526,361	527,368

Accrued interest payable	2,972	2,525	2,877
Short-term borrowings	45,674	43,174	29,128
Long-term obligations	26,000	—	—
Other liabilities	8,017	4,988	4,967

Total liabilities	701,682	577,048	564,340

Shareholders’ equity
Common stock, par value $3.50 per share; authorized 10,000,000 shares; issued and outstanding 2,887,996 at September 30, 2008 and 2,920,769 at December 31, 2007 and 2,921,992 at September 30, 2007, respectively	10,108	10,184	10,188
Capital surplus	26,371	27,026	27,004
Retained earnings	31,284	30,099	29,342
Accumulated other comprehensive loss	(1,677)	(468)	(1,195)

Total shareholders’ equity	66,086	66,841	65,339

Total	$767,768	$643,889	$629,679

*	Derived from audited consolidated financial statements.

ECB BANCORP, INC. AND SUBSIDIARY

Consolidated Income Statements

For three and nine months ended September 30, 2008 and 2007

(Dollars in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income:
Interest and fees on loans	$7,902	$8,651	$23,734	$25,103
Interest on investment securities:
Interest exempt from federal income taxes	330	302	990	907
Taxable interest income	1,605	1,091	4,429	3,300
Dividend income	54	41	205	88
Other Interest	73	125	188	499

Total interest income	9,964	10,210	29,546	29,897

Interest expense:
Deposits:
Demand accounts	209	527	690	1,363
Savings	23	23	68	71
Time	3,766	3,873	11,337	11,374
Short-term borrowings	388	467	1,237	1,850
Long-term obligations	188	—	437	—

Total interest expense	4,574	4,890	13,769	14,658

Net interest income	5,390	5,320	15,777	15,239
Provision for loan losses	440	—	1,340	(99)

Net interest income after provision for loan losses	4,950	5,320	14,437	15,338

Noninterest income:
Service charges on deposit accounts	792	736	2,427	2,270
Other service charges and fees	411	445	1,085	1,174
Mortgage origination brokerage fees	207	243	844	804
Net gain on sale of securities	118	—	212	—
Income from bank owned life insurance	76	72	241	217
Other operating income	171	86	621	383

Total noninterest income	1,775	1,582	5,430	4,848

Noninterest expenses:
Salaries	2,064	2,221	6,083	6,267
Retirement and other employee benefits	863	709	2,542	2,102
Occupancy	478	483	1,389	1,345
Equipment	433	411	1,269	1,458
Professional fees	168	53	464	527
Supplies	70	116	225	314
Telephone	177	146	515	415
FDIC deposit insurance	98	15	265	46
Other operating expenses	1,125	1,131	3,089	3,013

Total noninterest expenses	5,476	5,285	15,841	15,487

Income before income taxes	1,249	1,617	4,026	4,699
Income taxes	240	282	869	1,155

Net Income	$1,009	$1,335	$3,157	$3,544

Net income per share – basic	$0.35	$0.46	$1.09	$1.22

Net income per share – diluted	$0.35	$0.46	$1.09	$1.22

Weighted average shares outstanding – basic	2,883,121	2,913,279	2,895,512	2,906,797

Weighted average shares outstanding – diluted	2,888,466	2,919,190	2,901,730	2,914,825

ECB Bancorp, Inc.

Supplemental Quarterly Financial Data (Unaudited)

(Dollars in thousands, except per share data)

	9/30/2008	6/30/08	3/31/08	12/31/07	9/30/07
Income Statement Data:
Interest income	$9,964	$9,848	$9,734	$10,086	$10,210
Interest expense	4,574	4,481	4,714	4,777	4,890

Net interest income	5,390	5,367	5,020	5,309	5,320
Provision for loan losses	440	570	330	—	—
Net after provision expense	4,950	4,797	4,690	5,309	5,320
Noninterest income	1,775	1,707	1,948	1,338	1,582
Noninterest expense	5,476	5,108	5,257	4,857	5,285
Income before income taxes	1,249	1,396	1,381	1,790	1,617
Income taxes	240	294	335	522	282

Net income	$1,009	$1,102	$1,046	$1,268	$1,335

Per Share Data and Shares Outstanding:
Net income – basic	$0.35	$0.38	$0.36	$0.44	$0.46
Net income – diluted	0.35	0.38	0.36	0.43	0.46
Cash dividends	0.1825	0.1825	0.1825	0.1750	0.1750
Book value at period end	22.88	22.43	23.30	22.88	22.36
Dividend payout ratio	52.14%	48.03%	50.69%	39.77%	38.04%
Weighted-average number of common shares outstanding:
Basic	2,883,121	2,891,931	2,911,620	2,913,043	2,913,279
Diluted	2,888,466	2,897,399	2,913,142	2,919,625	2,919,190
Shares outstanding at period end	2,887,996	2,888,896	2,909,699	2,920,769	2,921,992

Balance Sheet data:
Total assets	$767,768	$738,040	$714,562	$643,889	$629,679
Loans – gross	524,337	516,492	485,774	454,198	440,340
Allowance for loan losses	5,077	4,739	4,379	4,083	4,351
Investment securities	154,077	157,589	160,874	125,888	124,581
Interest earning assets	704,524	679,708	661,182	588,168	568,097
Premises and equipment, net	25,250	25,143	24,916	24,450	24,693
Total deposits	619,019	578,273	555,591	526,361	527,368
Short-term borrowings	45,674	60,928	56,300	43,174	29,128
Long-term obligations	26,000	26,000	26,000	—	—
Shareholders’ equity	66,086	64,806	67,798	66,841	65,339

Selected Performance Ratios: (annualized) :
Return on average assets	0.54%	0.61%	0.62%	0.80%	0.85%
Return on average shareholders’ equity	6.23%	6.52%	6.17%	7.67%	8.30%
Net interest margin	3.18%	3.33%	3.40%	3.78%	3.83%
Efficiency ratio	73.81%	69.73%	72.68%	70.48%	74.06%

Asset Quality Ratios:
Nonperforming loans to period-end loans	2.27%	0.12%	0.27%	0.10%	0.06%
Allowance for loan losses to period-end loans	0.97%	0.92%	0.90%	0.90%	0.99%
Allowance for loan losses to nonperforming loans	43%	752%	336%	877%	1,738%
Net charge-offs to average loans (annualized)	0.08%	0.17%	0.03%	0.24%	0.11%

Capital Ratios:
Equity-to-assets ratio	8.61%	8.78%	9.49%	10.38%	10.38%
Leverage Capital ratio	9.00%	9.28%	10.02%	10.66%	10.61%
Tier 1 Capital ratio	11.31%	11.52%	12.07%	12.94%	12.87%
Total Capital ratio	12.16%	12.33%	12.86%	13.72%	13.71%

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